EXHIBIT 23
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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-46936 of The Nautilus Group, Inc. on Form S-8 of our report dated June 14, 2002, appearing in this Annual Report on Form 11-K of the Direct Focus, Inc. 401(k) Savings Plan for the year ended December 31, 2001.




DELOITTE & TOUCHE LLP

Portland, Oregon
June 28, 2002